Exhibit 3.1

BY-LAW NO. 8

VITRAN CORPORATION INC.

INDEX

Section 1 Interpretation		1
1.1	Definitions	1
1.2	Additional Definitions	1
1.3	Interpretations	2
Section 2 Business of the Corporation		2
2.1	Registered Office	2
2.2	Corporate Seal	2
2.3	Financial Year	2
2.4	Execution of Instruments	2
2.5	Banking Arrangements	2
2.6	Voting Rights in Other Bodies Corporate	2
2.7	Withholding Information from Shareholders	2
Section 3 Borrowing and SecuritY		3
3.1	Borrowing Power	3
3.2	Delegation	3
Section 4 Directors		3
4.1	Number of Directors and Quorum	3
4.2	Qualification	3
4.3	Election and Term	4
4.4	Removal of Directors	4
4.5	Vacation of Office	4
4.6	Vacancies; Appointment of Additional Directors	4
4.7	Action by the Board	4
4.8	Meetings by Telephone, Electronic or Other Communication Facility	4
4.9	Place of Meetings	5
4.10	Calling of Meetings	5
4.11	Notice of Meeting	5
4.12	First Meeting of New Board	5
4.13	Adjourned Meeting	5
4.14	Regular Meetings	5
4.15	Chair	5
4.16	Votes to Govern	5
4.17	Conflict of Interest	5
4.18	Remuneration and Expenses	6
Section 5 Committees		6
5.1	Committee of Directors	6
5.2	Transaction of Business	6
5.3	Advisory Bodies	6
5.4	Procedure	6
5.5	Audit Committee	6
Section 6 Officers		6
6.1	Appointment	6
6.2	Chair of the Board	7
6.3	Vice Chair of the Board	7
6.4	Chief Executive Officer	7
6.5	President	7
6.6	Vice-President	7
6.7	Chief Financial Officer	7
6.8	Secretary	7
6.9	Treasurer	8

6.10	Powers and Duties of Other Officers	8
6.11	Variation of Powers and Duties	8
6.12	Term of Office	8
6.13	Terms of Employment and Remuneration	8
6.14	Conflict of Interest	8
6.15	Agents and Attorneys	8
6.16	Fidelity Bonds	8
Section 7 Protection Of Directors, Officers and Others		8
7.1	Limitation of Liability	8
7.2	Indemnity	9
7.3	Advance of Costs	9
7.4	Insurance	9
7.5	Legal Proceedings	9
7.6	Derivative Actions	9
Section 8 Shares		10
8.1	Allotment	10
8.2	Commissions	10
8.3	Registration of Transfer	10
8.4	Transfer Agents and Registrars	10
8.5	Lien for Indebtedness	10
8.6	Non-Recognition of Trusts	11
8.7	Share Certificates and Uncertificated Securities	11
8.8	Replacement of Share Certificates	11
8.9	Joint Shareholders	11
8.10	Deceased Shareholders	12
Section 9 Dividends and Rights		12
9.1	Dividends	12
9.2	Dividend Cheques	12
9.3	Non-Receipt of Cheques	12
9.4	Record Date for Dividends and Rights	12
9.5	Unclaimed Dividends	12
Section 10 Meetings of Shareholders		13
10.1	Annual Meetings	13
10.2	Special Meetings	13
10.3	Place of Meetings	13
10.4	Notice of Meetings	13
10.5	Nomination of Directors	13
10.6	List of Shareholders Entitled to Notice	16
10.7	Record Date for Notice	17
10.8	Meetings without Notice	17
10.9	Chair, Secretary and Scrutineers	17
10.10	Persons Entitled to be Present	17
10.11	Quorum	17
10.12	Right to Vote and Record Date for Voting	18
10.13	Proxies	18
10.14	Time for Deposit of Proxies	18
10.15	Joint Shareholders	18
10.16	Votes to Govern	18
10.17	Show of Hands	18
10.18	Electronic Voting	19
10.19	Ballots	19
10.20	Adjournment	19
10.21	Resolution in Writing	19
10.22	Only One Shareholder	19
Section 11 Divisions and Departments		19
11.1	Creation and Consolidation of Divisions	19

11.2	Name of Division	19
11.3	Officers of Divisions	20
Section 12 Notices		20
12.1	Method of Giving Notice	20
12.2	Notice to Joint Shareholders	20
12.3	Computation of Time	20
12.4	Undelivered Notices	20
12.5	Omissions and Errors	20
12.6	Persons Entitled by Death or Operation of Law	21
12.7	Waiver of Notice	21
Section 13 Repeal		21
13.1	Repeal	21
Section 14 Effective Date		21
14.1	Effective Date	21

BY-LAW NO. 8

A by-law relating generally to the conduct

of the business and affairs of

VITRAN CORPORATION INC.

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION 1

INTERPRETATION

1.1	Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (R.S.O. 1990, c.B.16) and the regulations thereto, and any statute that may be substituted therefor, as from time to time amended;

“articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization and articles of revival, letters patent, supplementary letters patent and a special Act of the Corporation;

“board” means the board of directors of the Corporation;

“business day” means a day that is a not a Saturday, Sunday or any other day that is a holiday as defined in the Interpretation Act (Ontario);

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation incorporated under the Act and named Vitran Corporation Inc.;

“Electronic Commerce Act” means the Electronic Commerce Act, 2000 (S.O. 2000, c.17) as amended from time to time;

“meeting of shareholders” means any meeting of shareholders, whether annual or special;

“offering corporation” means a corporation that is offering its securities to the public within the meaning of the Act and that is not the subject of an order of the Ontario Securities Commission deeming it to have ceased to be offering its securities to the public;

“recorded address” means, in the case of a shareholder, the shareholder’s address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, the latest address of such person as recorded in the records of the Corporation;

“resident Canadian” has the meaning ascribed thereto in the Act;

“Securities Transfer Act” means the Securities Transfer Act, 2006 (S.O. 2006, c.8) as amended from time to time;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.4 or by a resolution passed pursuant thereto; and

“special meeting of shareholders” includes a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue.

1.2	Additional Definitions

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.3	Interpretations

Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION 2

BUSINESS OF THE CORPORATION

2.1	Registered Office

Until changed in accordance with the Act, the registered office of the Corporation shall be in the City of Toronto in the Province of Ontario and at such location therein as the board may from time to time determine.

2.2	Corporate Seal

The Corporation may have a corporate seal which shall be adopted and may be changed by resolution of the board.

2.3	Financial Year

The financial year of the Corporation shall end on such date in each year as determined from time to time by resolution of the board and initially, such financial year shall end on the 31st day of December.

2.4	Execution of Instruments

Deeds, transfers, assignments, bills of sale, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two directors or officers or any director together with any officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.5	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.6	Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.7	Withholding Information from Shareholders

Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the reasonable opinion of the board, could be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any account, record or document of the Corporation except as conferred by the Act or authorized by the board.

SECTION 3

BORROWING AND SECURITY

3.1	Borrowing Power

Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may, without authorization of the shareholders, from time to time:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in or charge upon all or any real or personal, movable or immovable property of the Corporation, owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings by way of mortgage, hypothec, pledge or otherwise, to secure payment of any such evidence of indebtedness, guarantee or other obligation of the Corporation, whether present or future.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2	Delegation

The board may from time to time by resolution delegate to one or more directors, a committee of directors or one or more officers of the Corporation all or any of the powers conferred on the board by section 3.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION 4

DIRECTORS

4.1	Number of Directors and Quorum

Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. Subject to the Act and to section 4.8 hereof, the quorum for the transaction of business at any meeting of the board shall consist of a majority of such number of directors as determined from time to time according to the Act.

4.2	Qualification

No person shall be qualified for election as a director if such person is less than 18 years of age; if such person has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; if such person is not an individual; or if such person has the status of a bankrupt. A director need not be a shareholder. At least 25 per cent of the directors shall be resident Canadians but where the Corporation has less than four directors, at least one shall be a resident Canadian. For so long as the Corporation is an offering corporation, the minimum number of directors shall not be less than three and at least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

4.3	Election and Term

Directors shall be elected yearly to hold office until the close of the next annual meeting of shareholders. Where directors fail to be elected at any such meeting of shareholders, then notwithstanding the preceding sentence, the incumbent directors shall continue in office until their successors are elected. The number of directors to be elected at any such meeting shall be the number of directors as shall be determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, by resolution of directors. The election shall be by resolution.

4.4	Removal of Directors

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a meeting of shareholders remove any director or directors from office and the vacancy created by such removal may be filled at the same meeting at which a director was removed, failing which it may be filled by a quorum of directors.

4.5	Vacation of Office

A person ceases to hold the office of director of the Corporation when such person dies; subject to the Act, such person resigns; such person is removed from office by the shareholders; or such person ceases to be qualified for election as a director. A resignation of a director becomes effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is later.

4.6	Vacancies; Appointment of Additional Directors

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or maximum number of directors or from a failure to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if there has been a failure to elect the number of directors required by the articles or by the Act, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the special meeting of shareholders. Any director appointed or elected to fill such vacancy holds office for the unexpired term of such director’s predecessor. Where the board has been empowered to fix the number of directors within the minimum and maximum number of directors as specified in the articles, the board may appoint one or more additional directors who shall hold office until the close of the next annual meeting but the total number of additional directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders of the Corporation.

4.7	Action by the Board

The board shall manage or supervise the management of the business and affairs of the Corporation. Subject to section 4.8, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

4.8	Meetings by Telephone, Electronic or Other Communication Facility

If all the directors present at or participating in the meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.9	Place of Meetings

Meetings of the board may be held at any place within or outside Ontario and it shall not be necessary that, in any financial year of the Corporation, a majority of the meetings of the board be held at a place within Canada.

4.10	Calling of Meetings

Meetings of the board shall be held from time to time at such time and at such place as the chair of the board, the chief executive officer, the president, or any two directors may determine.

4.11	Notice of Meeting

Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.1 to each director not less than 48 hours before the time of the meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive a notice of a meeting of the board. Attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.12	First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.13	Adjourned Meeting

Notice of an adjourned meeting of the board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

4.14	Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15	Chair

The chair of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chair of the board, vice-chair of the board, lead director, chief executive officer, president, or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chair.

4.16	Votes to Govern

At all meetings of the board every question shall be decided by a majority of the votes cast on the question.

4.17	Conflict of Interest

A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of the individual’s interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or the shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or the shareholders, and a director interested in a contract so referred to the board shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the same except as provided by the Act. If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting by reason of the foregoing, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution. Where all of the directors are required to disclose their interests pursuant to this section and the Act, the contract or transaction may be approved only by the shareholders.

4.18	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 5

COMMITTEES

5.1	Committee of Directors

The board may appoint from its members one or more committees of directors, however designated, and delegate to any such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

5.2	Transaction of Business

The powers of a committee of directors may be exercised by a meeting at which a quorum of the committee is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

5.3	Advisory Bodies

The board may from time to time appoint such advisory bodies as it may deem desirable.

5.4	Procedure

Unless otherwise determined by the board, each committee of directors and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

5.5	Audit Committee

If the Corporation is an offering corporation, the board shall elect annually from among its number an audit committee to be composed of not fewer than 3 directors of whom a majority shall not be officers or employees of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Act. If the Corporation is a reporting issuer under the securities laws of Ontario or another jurisdiction in Canada, then all the members of the audit committee shall be independent directors, if so required by applicable securities laws at any time, subject to any exceptions or exemptions provided in such securities laws.

SECTION 6

OFFICERS

6.1	Appointment

The board may from time to time appoint a chief executive officer, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a chief financial officer, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.2 and 6.3, an officer may but need not be a director and one person may hold more than one office.

6.2	Chair of the Board

The board may from time to time also appoint a chair of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law capable of being assigned to the chief executive officer or to the president; and the individual shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chair of the board, the individual’s duties shall be performed and the individual’s powers exercised by the vice-chair of the board, if any, or if there is no vice-chair of the board, the lead director, if any, or by the chief executive officer, if any, or the president.

6.3	Vice Chair of the Board

The board may from time to time appoint a vice-chair of the board who shall be a director. During the absence or disability of the chair of the board, the chair’s duties shall be performed and his powers exercised by the vice-chair of the board. The vice-chair of the board shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

6.4	Chief Executive Officer

The board may from time to time appoint a chief executive officer. Subject to the authority of the board and any limitations the board may prescribe, the chief executive officer shall have general supervision of the business of the Corporation; and the chief executive officer shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the chief executive officer shall also have the powers and duties of that office.

6.5	President

The board may from time to time appoint a president who shall have such powers and duties as the board may specify, and subject to the authority of the board, the president shall be the chief operating officer. During the absence or disability of the chief executive officer, or if no chief executive officer has been or is otherwise to be appointed, subject to the authority of the board and any limitations the board may prescribe, the president shall also have the powers and duties of that office, unless the board otherwise determines.

6.6	Vice-President

The board may from time to time appoint one or more vice-presidents. Any vice-president so appointed shall have such powers and duties as the board or the chief executive officer may specify.

6.7	Chief Financial Officer

The board may from time to time appoint a chief financial officer. If so appointed, the chief financial officer will cause the preparation and maintenance of proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation and at the request of the board, will render an account of the Corporation’s financial transactions and the financial position of the Corporation. The chief financial officer shall have such other powers and duties as the board or the chief executive officer may specify.

6.8	Secretary

The board may from time to time appoint a secretary. If so appointed, the secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, the auditor and members of committees of the board; the secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the board or the chief executive officer may specify.

6.9	Treasurer

The board may from time to time appoint a treasurer. If so appointed, the treasurer, in the absence of a chief financial officer, shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; the treasurer shall render to the board whenever required an account of all of the treasurer’s transactions as treasurer and of the financial position of the Corporation; and the treasurer shall have such other powers and duties as the board or the chief executive officer may specify.

6.10	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.11	Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.12	Term of Office

The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until such officer’s successor is appointed, or until such officer’s earlier resignation or death.

6.13	Terms of Employment and Remuneration

The terms of employment and the remuneration of officers appointed by the board shall be settled by it from time to time.

6.14	Conflict of Interest

An officer shall disclose the officer’s interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with section 4.17.

6.15	Agents and Attorneys

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.16	Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION 7

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1	Limitation of Liability

Each director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on such director’s or officer’s part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such person’s office or in relation thereto, unless the same are occasioned by such person’s own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

7.2	Indemnity

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer or in a similar capacity of another entity (including without limitation, a body corporate) and such individual’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the Corporation or other entity, if:

(a)	he or she acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, with a view to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

7.3	Advance of Costs

The Corporation, if authorized by the board, may advance money to a director, officer or other individual referred to in section 7.2 hereof for the costs, charges and expenses of a proceeding referred to in section 7.2. The individual shall repay the money if the individual does not fulfill the conditions set out in paragraphs 7.2(a) and 7.2(b).

7.4	Insurance

Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.2 hereof.

7.5	Legal Proceedings

The board is authorized from time to time to: (a) retain and instruct legal counsel to commence or defend legal proceedings on behalf of the Corporation and to authorize any settlement, compromise, waiver of privilege, plea in criminal or quasi-criminal matters, proceedings or other steps whatsoever on behalf of the Corporation as the board considers expedient; and (b) delegate to such directors, officers or employees of the Corporation as the board may designate, any or all of the foregoing powers to such extent and in such manner as the board may determine.

7.6	Derivative Actions

The Corporation may with the approval of a court authorized to give such approval by the Act, indemnify an individual referred to in section 7.2, or advance money under section 7.3, in respect of action by or on behalf of the Corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in section 7.2, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in paragraphs 7.2(a) and 7.2(b).

SECTION 8

SHARES

8.1	Allotment

Subject to the provisions of the Act and the articles, the board may from time to time grant options to purchase or allot the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.2	Commissions

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3	Registration of Transfer

All transfer of securities of the Corporation shall be made in accordance with the Act and the Securities Transfer Act. Subject to the provisions of the Act and the Securities Transfer Act, if a certificated security in registered form is presented to the Corporation with a request to register a transfer of the certificated security or an instruction is presented to the Corporation with a request to register a transfer of an uncertificated security, the Corporation shall register the transfer as requested provided that:

(a)	under the terms of the security, the proposed transferee is eligible to have the security registered in that person’s name;

(b)	the endorsement or instruction is made by the “appropriate person” (as determined in accordance with the Securities Transfer Act) or by an agent who has actual authority to act on behalf of the appropriate person;

(c)	reasonable assurance, in a manner determined by the board (or by any person or persons designated by the board) and in accordance with the Securities Transfer Act, is given that the endorsement or instruction is genuine and authorized;

(d)	any applicable law relating to the collection of taxes has been complied with and upon any fees prescribed by the board;

(e)	the transfer does not violate any restriction on transfer imposed by statute or by the Corporation, including a lien imposed by the Corporation in accordance with section 8.5 hereof; and

(f)	the transfer is rightful or is to a protected purchaser, as determined in accordance with the Securities Transfer Act.

8.4	Transfer Agents and Registrars

The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.5	Lien for Indebtedness

If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provisions of the articles and to the Act, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.6	Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation shall treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of such security, and otherwise to exercise all the rights and powers of an owner of such security.

8.7	Share Certificates and Uncertificated Securities

A share issued by the Corporation may be represented by a share certificate or may be an uncertificated security in accordance with the Act and the Securities Transfer Act. Unless the articles of the Corporation otherwise provide, the board may determine that any class or series of the Corporation’s securities shall be uncertificated securities, provided that such determination by the board shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation. Every holder of one or more shares of the Corporation that are certificated securities shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written acknowledgment of the holder’s right to obtain a share certificate, stating the number and class or series of shares held by the holder as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.4 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that the person whose facsimile signature appears thereon has ceased to be a director or an officer of the Corporation at the date of issue of the certificate.

8.8	Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or such person’s discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken if the owner:

(a)	so requests before the Corporation has notice that the share certificate has been acquired by a protected purchaser;

(b)	unless the board otherwise determines in a particular case, furnishes the Corporation with an indemnity bond sufficient, in the opinion of the board, to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that the Corporation or any of them may suffer by complying with the request to issue the new share certificate; and

(c)	satisfies any other reasonable requirements imposed by the Corporation from time to time, whether generally or in any particular case.

8.9	Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or written acknowledgment referred to in section 8.7 in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

SECTION 9

DIVIDENDS AND RIGHTS

9.1	Dividends

The board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation and, subject to the provisions of the Act, in money or property.

9.2	Dividend Cheques

A dividend payable in cash shall be paid by cheque of the Corporation drawn on the Corporation’s bankers or one of them or if the Corporation has appointed a disbursement agent, by cheque of the disbursement agent drawn on the disbursement agent’s bankers or one of them (or by other means by which such agent effects such payments in the normal course of its business as a disbursement agent) to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder’s recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue or cause to be issued to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4	Record Date for Dividends and Rights

Subject to the Act and the rules of any stock exchange on which the shares of the Corporation are listed, the board may fix in advance, within the period prescribed by the Act, a date as a record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities, provided that, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the board fixes the record date, notice of any such record date shall be given by the Corporation within the period prescribed by the Act, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange on which the shares of the Corporation are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5	Unclaimed Dividends

Subject to the Act, any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION 10

MEETINGS OF SHAREHOLDERS

10.1	Annual Meetings

Subject to section 10.21, the board shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.2	Special Meetings

The board shall have power to call a special meeting of shareholders at any time.

10.3	Place of Meetings

Meetings of shareholders shall be held at such place in or outside Ontario as the board, or any person to whom such decision is delegated by the board, may from time to time determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

10.4	Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.1 and shall be sent:

(a)	if the Corporation is an offering corporation, not less than 21 days; and

(b)	if the Corporation is not an offering corporation, not less than 10 days;

and in either case, not more than 50 days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Subject to the Act and any other applicable law, notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor, shall state or be accompanied by a statement of the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders.

10.5	Nomination of Directors

Subject only to the Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting), (a) by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act or (c) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for below in this section 10.5 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below in this section 10.5:

(A)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given (a) timely notice thereof in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation in accordance with this section 10.5 and (b) the representation and agreement with respect to each candidate for nomination as required by, and within the time period specified in, subsection 10.5(D).

(B)	To be timely under subsection 10.5(A)(a), a Nominating Shareholder’s notice to the secretary of the Corporation must be made (a) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 40 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the tenth (10th) day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this paragraph (B).

(C)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation, under subsection 10.5(A)(a), must set forth (a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (iv) a statement as to whether such person would be “independent” of the Corporation (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director at such meeting and the reasons and basis for such determination and (v) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and (b) as to the Nominating Shareholder giving the notice, (i) any information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, and (ii) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the Nominating Shareholder as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice.

(D)	To be eligible to be a candidate for election as a director of the Corporation and to be duly nominated, a candidate must be nominated in the manner prescribed in this section 10.5 and the candidate for nomination, whether nominated by the board or otherwise, must have previously delivered to the secretary of the Corporation at the principal executive offices of the Corporation, not less than 5 days prior to the date of the Meeting of Shareholders, a written representation and agreement (in form provided by the Corporation) that such candidate for nomination, if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership, majority voting and insider trading policies and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(E)	No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this section 10.5; provided, however, that nothing in this section 10.5 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(F)	For purposes of this section 10.5:

(a)	“Affiliate”, when used to indicate a relationship with a person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(b)	“Applicable Securities Laws” means (i) the United States Securities Exchange Act of 1934, as amended, and the notes and regulations promulgated from time to time thereunder and (ii) the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the applicable provinces and territories of Canada;

(c)	“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any corporation or trust of which such person owns beneficially, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

(d)	“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Corporation or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Corporation or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts;

(e)	“Meeting of Shareholders” shall mean such annual shareholders meeting or special shareholders meeting, whether general or not, at which one or more persons are nominated for election to the board by a Nominating Shareholder;

(f)

“owned beneficially” or “owns beneficially” means, in connection with the ownership of shares in the capital of the Corporation by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person owns beneficially pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities; and

(g)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation or its agents under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(G)	Notwithstanding section 12, notice or any delivery given to the secretary of the Corporation pursuant to this section 10.5 may only be given by personal delivery, facsimile transmission or by email (provided that the secretary of the Corporation has stipulated an email address for purposes of this notice, at such email address as stipulated from time to time), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(H)	In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described in subsection 10.5(B) or the delivery of a representation and agreement as described in subsection 10.5(D).

10.6	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare or cause to be prepared a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 10.7, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, on the day on which the meeting is held. Such list shall be prepared, if a record date for the determination of shareholders entitled to notice of the meeting is fixed pursuant to section 10.7, not later than 10 days after such record date and if no record date is fixed, at the close of business on the day on which notice is given or where no notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.7	Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, as a record date for the determination of the shareholders entitled to notice of the meeting. If a record date is fixed, unless notice thereof is waived in writing by every holder of a share of the class or series affected whose name is set out in the share register at the close of business on the day the board fixes the record date, notice thereof shall, not less than seven days before the date so fixed, be given in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or if no notice is given, the day on which the meeting is held.

10.8	Meetings without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)	if all the shareholders entitled to vote thereat are present in person or represented by proxy except where they attend the meeting for the express purpose of objecting that the meeting is not duly called or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)	if the auditor and the directors are present except where they attend the meeting for the express purpose of objecting that the meeting is not duly called or waive notice of or otherwise consent to such meeting being held.

At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.9	Chair, Secretary and Scrutineers

The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting and prepared to act as chair of the meeting: chair of the board, vice-chair of the board, chief executive officer, president, or a vice-president who is a shareholder. If none of such officers is present within 15 minutes after the time fixed for the holding of the meeting, or none of such officers that are present are prepared to act as chair of the meeting, the persons present and entitled to vote shall choose a person from their number to be the chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.11	Quorum

A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for a shareholder so entitled, holding or representing in the aggregate not less than one-third of the issued and outstanding shares of the Corporation entitling the holders thereof to vote at such meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.12	Right to Vote and Record Date for Voting

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 10.6, every person who is named in such list shall be entitled to vote the shares shown thereon opposite such person’s name at the meeting to which the list relates.

In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting whose name appears in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.13	Proxies

Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as such shareholder’s nominees to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. To be effective, each proxy must be signed in writing or by electronic signature in accordance with the Act by the shareholder or his attorney authorized by a document that is signed in writing or by electronic signature in accordance with the Act or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized. Every form of proxy shall comply with the Act.

10.14	Time for Deposit of Proxies

The board may by resolution fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders, before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

10.15	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.16	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws of the Corporation or by the Act, or by the requirements of any stock exchange on which the Corporation’s shares are then listed, be determined by the majority of the votes cast on the question. In case of an equality of votes, whether upon a show of hands, a poll or a vote conducted by means of a telephonic, electronic or other communication facility, the chair presiding at the meeting shall not be entitled to a second or casting vote.

10.17	Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.18	Electronic Voting

Despite section 10.17, any vote referred to in section 10.17, if so permitted by and in accordance with the Act, may be held entirely by means of telephonic, electronic or other communication facility, if the Corporation elects to make available such a communication facility.

10.19	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting or the chair of the meeting, may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.20	Adjournment

If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.21	Resolution in Writing

A resolution in writing signed by all the shareholders (or their attorneys authorized in writing) entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor of the Corporation in accordance with the Act.

10.22	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

SECTION 11

DIVISIONS AND DEPARTMENTS

11.1	Creation and Consolidation of Divisions

The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.2	Name of Division

Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.3	Officers of Divisions

From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or the chief executive officer’s pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION 12

NOTICES

12.1	Method of Giving Notice

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person’s recorded address or if mailed to the person at their recorded address by prepaid ordinary or air mail or if sent to the person at their recorded address by any means of transmitted or recorded communication or if transmitted or accessed by the person in accordance with the provisions of the Act and the Electronic Commerce Act governing electronic documents. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received on the fifth day after mailing; a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and a notice so given in accordance with provisions of the Act and the Electronic Commerce Act governing electronic documents shall be deemed to have been given in accordance with the rules contained in such provisions. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

12.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.3	Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, “day” means a clear day and a period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday, the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

12.4	Undelivered Notices

If any notice given to a shareholder pursuant to section 12.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

12.5	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives such person’s title to such share prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of such person’s entitlement prescribed by the Act.

12.7	Waiver of Notice

Any shareholder (or the shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to the person under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or by electronic means in accordance with the Act and the Electronic Commerce Act except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

SECTION 13

REPEAL

13.1	Repeal

By-Laws No. 6 and 7 of the Corporation is repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

SECTION 14

EFFECTIVE DATE

14.1	Effective Date

This by-law shall come into force when enacted by the directors, subject to the Act.

ENACTED by the Board the 18th day of March, 2013.

WITNESS the corporate seal of the Corporation.

“Richard E. Gaetz”	“Fayaz D. Suleman” c/s
Chief Executive Officer – Richard E. Gaetz	Chief Financial Officer and Secretary – Fayaz D. Suleman

CONFIRMED by the shareholders the      day of             , 2013.

c/s

Chief Financial Officer and Secretary – Fayaz D. Suleman